SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2012, Charter Communications, Inc.'s indirect subsidiary, CCO Holdings, LLC, ("CCO Holdings") entered into Amendment No. 1 (the “Amendment”) to its existing Credit Agreement, dated as of March 6, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CCO Holdings as the Borrower, the financial institutions party thereto, Wells Fargo Bank, N.A., as the successor Administrative Agent, and the other agents party thereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Amendment or in the Credit Agreement, as applicable.

The Amendment consists of, among other things, amendments to the Change of Control definition and certain other provisions and definitions related thereto. The Change of Control definition was amended to conform to the provision contained in Charter Operating's credit agreement so that a Change in Control could now occur upon the consummation of any transaction resulting in any person or group having power to vote more than 50% of the ordinary voting power. Previously, the percentage of voting power necessary for a Change of Control had been 35%. For a full description of the terms and conditions of the Amendment, see Exhibit 10.1 to this current report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 1.01.

Exhibit Number	Description

10.1*
Amendment No. 1, dated as of April 25, 2012, to the Credit Agreement, dated as of March 6, 2007 (as amended, supplemented or otherwise modified from time to time), among CCO Holdings, LLC, as the Borrower, the lenders parties thereto, Wells Fargo Bank, N.A., as the Administrative Agent, and the other parties thereto.

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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: April 30, 2012		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*
Amendment No. 1, dated as of April 25, 2012, to the Credit Agreement, dated as of March 6, 2007 (as amended, supplemented or otherwise modified from time to time), among CCO Holdings, LLC, as the Borrower, the lenders parties thereto, Wells Fargo Bank, N.A., as the Administrative Agent, and the other parties thereto.

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* filed herewith